Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE
                                                           November 11, 2003
For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655

AMERICAN BILTRITE REPORTS THIRD QUARTER RESULTS

WELLESLEY HILLS, MA, November 11, 2003 - American Biltrite Inc. (AMEX:ABL) reported today its results for the third quarter. Net sales for the three months ended September 30, 2003 were $107.8 million, down 1.6% from $109.6 million in the third quarter of 2002. Earnings from continuing operations in the third quarter of 2003 were $1.3 million, or $.39 per share, compared with $2.0 million or $.57 per share in the third quarter of 2002. For the nine months ended September 30, 2003, the loss from continuing operations was $3 million or $.89 per share, on sales of $313.2 million, compared with earnings from continuing operations of $3.5 million or $1.02 per share, on sales of $330.3 million, for the same period last year. American Biltrite's results include its 55% owned subsidiary Congoleum Corporation (AMEX:CGM) which had net income of $1.3 million for the three months ended September 30, 2003 and a net loss of $3.3 million for the nine months ended September 30, 2003.

As previously reported, American Biltrite is closing its Janus Flooring subsidiary, and operating results and disposition costs of Janus are now reported as a discontinued operation. American Biltrite's earnings including the results of this discontinued operation in the third quarter of 2003 were $0.4 million, or $.12 per share, compared with $1.4 million, or $.42 per share, in the third quarter of 2002. For the nine months ended September 30, 2003, the net loss including results of this discontinued operation was $14.6 million, or $4.24 per share, compared with a net loss (after a required accounting change) of $5.4 million, or $1.58 per share. Future losses, if any, in connection with this closure are not expected to be significant, and American Biltrite expects to generate $3 million to $5 million in cash from the disposition of Janus's assets.

Roger Marcus, Chairman of the Board, commented "Results for the third quarter for our continuing operations are encouraging, and believe adequate provision has been made for the cost of the Janus closure. Congoleum showed a respectable six percent sales increase, and, with the aid of a tax refund, had a profitable quarter. Congoleum also continues to make progress in resolving its asbestos liabilities. Its reorganization plan has been distributed for the asbestos claimants and other applicable parties to vote upon, and Congoleum expects to commence its reorganization proceeding by the end of the year."

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Mr. Marcus continued "Operating results for the balance of American Biltrite's operations in the quarter improved overall versus last quarter, and while we are seeing some evidence of economic improvement in certain areas, we remain passionate about reducing costs and improving cash flow."

American Biltrite owns 55% of the outstanding common stock of Congoleum. Generally accepted accounting principles require that American Biltrite recognize 100% of Congoleum's results if its cumulative losses are in excess of Congoleum's equity. Because of Congoleum's deficit equity position, American Biltrite's consolidated results include the $1.3 million income and $3.3 million loss reported by Congoleum for the three and nine month periods ended September 30, 2003 respectively. However, Congoleum is separately financed and American Biltrite neither guarantees nor is otherwise obligated for any of Congoleum's debts. American Biltrite has no recorded value at risk or economic obligation related to the cumulative $19.4 million of Congoleum losses it has recorded in excess of its investment in Congoleum. Furthermore, American Biltrite's lending agreements require that its investment in Congoleum be accounted for under the equity method of accounting and not consolidated. Had the Company been permitted by generally accepted accounting principles to account for its investment in Congoleum under the equity method, its net loss for the first nine months of 2003 would have been reduced by $3.3 million, and its consolidated equity at September 30, 2003 increased by $19.4 million.

Congoleum is planning to seek confirmation of a pre-packaged plan of reorganization to resolve its asbestos liabilities. In connection with that plan, it is expected that pursuant to Congoleum's anticipated pre-packaged Chapter 11 plan of reorganization, American Biltrite would receive certain relief as may be afforded under section 524(g)(4) of the United States Bankruptcy Code of 1978, as amended, from asbestos claims that derive from claims made against Congoleum, which claims are expected to be channeled to the trust established upon consummation of Congoleum's confirmed pre-packaged Chapter 11 plan of reorganization (the "Plan Trust"). Pursuant to the terms of Congoleum's anticipated pre-packaged Chapter 11 plan of reorganization, American Biltrite expects to pledge all of the shares of Congoleum stock that it owns pursuant to the terms of a pledge agreement to serve as collateral securing Congoleum's obligations under a promissory note that it is expected Congoleum will contribute to the Plan Trust (the "Congoleum Note"). Furthermore, under the terms of the Congoleum plan, American Biltrite expects to pledge amounts it could receive relating to certain indemnity rights as additional collateral securing Congoleum's obligations under the Congoleum Note until after any amounts due and payable to the Plan Trust under the Congoleum Note have been paid in full to the Plan Trust or the Plan Trust has transferred the Congoleum Note. In addition, under the Congoleum plan, American Biltrite expects that it would be obligated to contribute $250 thousand to the Plan Trust upon confirmation of Congoleum's plan of reorganization. American Biltrite also expects the plan will include provisions requiring additional payment to the Plan Trust by American Biltrite, under certain circumstances, in the event American Biltrite sells all or substantially all of its interest in Congoleum before the later of June 30, 2008 or four years following confirmation of Congoleum's

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plan of reorganization. These provisions may affect the timing and amount of any ultimate value to be derived from American Biltrite's investment in Congoleum.


WARNING REGARDING FORWARD LOOKING STATEMENTS

THE ABOVE NEWS RELEASECONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON AMERICAN BILTRITE'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS. AMERICAN BILTRITE UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH AMERICAN BILTRITE BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS AND AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES FOR ASBESTOS-RELATED CLAIMS, (II) COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM, (III) CONGOLEUM'S ABILITY TO TIMELY REACH AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE, (IV) THE COMPANY'S AND CONGOLEUM'S SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENT OF THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT THE CONTEMPLATED NOTE CONTRIBUTION AND PLEDGE IN CONNECTION WITH CONGOLEUM'S PRE-PACKAGED PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE (V) THE RESPONSE FROM TIME-TO-TIME OF LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM THE STRATEGY TO SETTLE ASBESTOS LIABILITY, (VI) CONGOLEUM'S ABILITY TO OBTAIN DEBTOR-IN-POSSESSION FINANCING TO PROVIDE IT WITH SUFFICIENT FUNDING DURING THE PENDENCY OF ITS CHAPTER 11 CASE AND EXIT FINANCING TO PROVIDE IT WITH SUFFICIENT FUNDING FOR ITS OPERATIONS AFTER EMERGING FROM THE BANKRUPTCY PROCESS, IN EACH CASE, ON REASONABLE TERMS, (VII) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY PURSUED REORGANIZATION PLAN (VIII) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g), (IX) THE IMPACT ANY ADOPTED FEDERAL LEGISLATION ADDRESSING ASBESTOS PERSONAL INJURY CLAIMS MAY HAVE ON THE COMPANY'S OR CONGOLEUM'S BUSINESSES, RESULTS OF OPERATIONS OR FINANCIAL CONDITIONS, (X)THE ABILITY OF THE COMPANY TO REPLACE OR REFINANCE ITS SECURED CREDIT FACILITY ON OR PRIOR TO MARCH 1, 2003, THE FINAL MATURITY DATE OF THAT FACILITY, (XI) THE FUTURE COST AND TIMING OF PAYMENTS ASSOCIATED WITH AND AVAILABILITY OF INSURANCE COVERAGE FOR ENVIRONMENTAL AND NON-ASBESTOS RELATED PRODUCT AND GENERAL LIABILITY CLAIMS, (XII) INCREASES IN RAW MATERIAL PRICES,
(XIII) INCREASED COMPETITIVE ACTIVITY FROM COMPETITORS, SOME OF WHICH HAVE GREATER RESOURCES AND BROADER DISTRIBUTION CHANNELS, (XIV) UNFAVORABLE DEVELOPMENTS IN VARIOUS MARKETS FOR THE COMPANY'S PRODUCTS OR IN THE NATIONAL ECONOMY IN GENERAL, (XV) SHIPMENT DELAYS, DEPLETION OF INVENTORY AND INCREASED PRODUCTION COSTS RESULTING FROM UNFORESEEN DISRUPTIONS OF OPERATIONS AT ANY OF THE COMPANY'S FACILITIES OR DISTRIBUTORS, (XVI) PRODUCT WARRANTY COSTS, (XVII) CHANGES IN CUSTOMERS FOR THE COMPANY'S PRODUCTS AND (XVIII) AMERICAN BILTRITE'S ABILITY TO TIMELY SELL OR OTHERWISE DISPOSE OF THE JANUS BUSINESS ON TERMS ACCEPTABLE TO AMERICAN BILTRITE AND IN ACCORDANCE WITH APPLICABLE REGULATORY OR OTHER LEGAL REQUIREMENTS, INCLUDING CANADIAN REGULATIONS AND LAWS. IN ADDITION, IN VIEW OF AMERICAN BILTRITE'S RELATIONSHIPS WITH CONGOLEUM, AMERICAN BILTRITE COULD BE AFFECTED

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BY CONGOLEUM'S NEGOTIATIONS, AND THERE CAN BE NO ASSURANCE AS TO WHAT THAT
IMPACT, POSITIVE OR NEGATIVE, MIGHT BE. IN ANY EVENT, THE FAILURE OF CONGOLEUM TO OBTAIN CONFIRMATION OF ITS ANTICIPATED PRE-PACKAGED PLAN OF REORGANIZATION WOULD HAVE A MATERIAL ADVERSE EFFECT ON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND COULD HAVE A MATERIAL ADVERSE EFFECT ON AMERICAN BILTRITE'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN AMERICAN BILTRITE'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AMERICAN BILTRITE'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2003, AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             AMERICAN BILTRITE INC.

            RESULTS FOR THE THREE MONTHS AND NINE MONTHS (UNAUDITED)

                                      AMERICAN BILTRITE INC.

                     RESULTS FOR THE THREE MONTHS AND NINE MONTHS (UNAUDITED)

                                           For the Quarter ended Sept. 30    For the Nine Months ended Sept. 30,
                                                2003             2002             2003             2002
                                           -------------    -------------      -------------    -------------
Net sales                                  $ 107,810,000    $ 109,556,000      $ 313,213,000    $ 330,278,000
                                           =============    =============      =============    =============

Earnings (loss) before other items         $   1,401,000    $   2,340,000      $  (2,904,000)   $   4,079,000

Noncontrolling interests                         (53,000)        (382,000)          (143,000)        (570,000)
                                           -------------    -------------      -------------    -------------
Earnings (loss) from continuing                1,348,000        1,958,000         (3,047,000)       3,509,000
   operations

Discontinued operation                          (922,000)        (516,000)       (11,538,000)      (1,197,000)
Cumulative effect of accounting
   change                                             --               --                 --       (7,742,000)
                                           -------------    -------------      -------------    -------------
        Net earnings (loss)                $     426,000    $   1,442,000      $ (14,585,000)   $  (5,430,000)
                                           =============    =============      =============    =============

Net earnings (loss) per share from
   continuing operations, basic
   and diluted                             $        0.39    $        0.57      ($       0.89)   $        1.02

Discontinued operation                             (0.27)           (0.15)             (3.35)           (0.35)

Cumulative effect of accounting
   change                                             --               --                 --            (2.25)
                                           -------------    -------------      -------------    -------------
Net earnings (loss) per share,             $        0.12    $        0.42      ($       4.24)   ($       1.58)
   basic and diluted
                                           =============    =============      =============    =============

Weighted average number of
   common and equivalent
   shares outstanding                          3,441,551        3,441,551          3,441,551        3,441,566